                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported)

                               SEPTEMBER 15, 1997



                              GISH BIOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
         (State or other jurisdiction of incorporation or organization)


          0-10728                                    95-3046028
   (Commission File Number)             (I.R.S. Employer Identification Number)

       2681 KELVIN AVENUE
        IRVINE, CALIFORNIA                              92614
 (Address of principal executive offices)             (Zip Code)


               Registrant's telephone number, including area code
                                 (714) 756-5485

ITEM 5.        OTHER EVENTS

On September 15, 1997, the Company was notified by CardioVascualar Concepts, "CVC", its distributor in the Southwestern United States, that CVC was electing to terminate its distributor relationship with the Company effective December 1997.

On September 17, 1997, the Company was notified by Specialized Medical Systems, "SMS", the Company's distributor in the Great Lakes Region of the United States, that SMS was electing to terminate its distributor relationship with the Company effective December 1997.

On September 19, 1997, the Company was informed that both of these distributors had accepted offers from Medtronic, a direct competitor of the Company, to become manufacturers representatives.

For the fiscal year ended June 30, 1997, SMS and CVC accounted for 15% and 7% of the Company's total sales, respectively. However, the two distributors only accounted for 12% and 5%, respectively, of the Company's gross profit for the same period.

The Company intends to engage, during the second quarter of fiscal 1998, a direct sales force of approximately seven persons to replace the two distributor sales organizations. The Company expects to retain a substantial portion of the existing business at higher margins and expects improved market penetration for its non-cardiovascular products.

The conversion of these territories to direct sales representation should afford the Company better marketing opportunities with respect to its new oxygenator. Gish had previously excluded these two territories from its initial marketing plan for the launch of its new Vision(TM) oxygenator, scheduled for October 1997, because these distributors represented a competing oxygenator product. With the conversion of these territories to a direct sales force, the Company will be able to sell the Vision(TM) oxygenator in conjunction with custom tubing packs, cardioplegia systems, cardiotomy reservoirs and oxygen saturation monitors without limitations.

There of course, can be no assurance of the Company's success in retaining existing business, realizing higher margins, or of improving market penetration.

This Report on Form 8-K contains certain forward-looking statements that are based on current expectations. In light of the important factors that can materially affect results, including those set forth in this paragraph, the inclusion of forward-looking information herein should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. The Company may encounter competitive, technological, financial and business challenges making it more difficult than expected to continue to develop and market its products; the market may not accept the Company's existing and future products; the Company may be unable to retain existing key management personnel; and there may be other material adverse changes in the Company's operations or business. Certain important factors affecting the forward-looking statements made herein include, but are not limited to (i) failure of the Company's Vision(TM) oxygenator in ongoing field trials, (ii) continued downward pricing pressures in the Company's targeted markets, (iii) the continued acquisition of the Company's customers by certain of its competitors, and (iv) the success of the Company's direct sales force in certain geographic territories. Assumptions relating to budgeting, marketing, product development and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its marketing, capital expenditure or other budgets, which may in turn affect the Company's financial position and results of operations. The reader is therefore cautioned not to place undue reliance on forward-looking statements contained herein, which speak as of the date of this Form 8-K.



                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Gish Biomedical, Inc.
                                        ---------------------------------
                                                 (Registrant)


                                   By    /s/ JEANNE M. MILLER
                                        ---------------------------------
                                             Jeanne M. Miller
                                            Vice President/CFO


                                   Date    September 26, 1997
                                        ---------------------------------